RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS17 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS17

                     $ 362,013 0.00% CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated November 21, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 21, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                        MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                       LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less ........................           21    $    3,229,161            2.35%    $   153,770        80.60%
500 - 519 ..........................           12         1,152,834            0.84          96,070        77.45
520 - 539 ..........................           15         2,783,706            2.02         185,580        79.10
540 - 559 ..........................           11         1,614,984            1.17         146,817        83.70
560 - 579 ..........................           26         3,081,106            2.24         118,504        79.51
580 - 599 ..........................            7           552,054            0.40          78,865        78.02
600 - 619 ..........................           21         3,132,968            2.28         149,189        79.15
620 - 639 ..........................           22         2,994,559            2.18         136,116        82.70
640 - 659 ..........................           44         6,701,706            4.87         152,311        76.53
660 - 679 ..........................           50         8,149,184            5.92         162,984        75.99
680 - 699 ..........................           71        11,381,652            8.27         160,305        72.43
700 - 719 ..........................           95        15,975,608           11.61         168,164        75.20
720 - 739 ..........................           68        11,659,295            8.47         171,460        75.35
740 - 759 ..........................          111        15,250,171           11.08         137,389        75.47
760 - 779 ..........................          102        15,621,968           11.35         153,157        76.35
780 - 799 ..........................          108        19,069,339           13.86         176,568        74.02
800 or greater .....................           83        14,455,386           10.50         174,161        71.58
                                      -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score .........          867    $  136,805,679           99.42         157,792        75.40
Not Available ......................            7           799,146            0.58         114,164        80.32
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%    $   157,443        75.43%
                                      ===========    ==============    ============

         The minimum and maximum credit scores of the mortgage loans were 414 and 839, respectively, and the weighted average credit score of the mortgage loans was 717.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
OCCUPANCY                               LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Primary Residence ..................          608    $  109,237,428           79.38%     $   179,667          713        75.41%
Second/Vacation ....................           22         3,497,424            2.54          158,974          732        78.05
Non Owner-occupied .................          244        24,869,972           18.07          101,926          733        75.13
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Purchase ...........................          295    $   43,782,629           31.82%     $   148,416          722        79.74%
Rate/Term Refinance ................          271        41,691,898           30.30          153,845          723        72.28
Equity Refinance ...................          308        52,130,298           37.88          169,254          707        74.33
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
PROPERTY TYPE                           LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Single-family detached .............          596    $   93,904,750           68.24%     $   157,558          716        75.07%
Planned Unit Developments (detached)           92        19,734,145           14.34          214,502          716        75.47
Two-to-four family units ...........          100        14,039,064           10.20          140,391          724        76.43
Condo Low-Rise (less than 5 stories)           40         3,767,423            2.74           94,186          703        77.34
Planned Unit Developments (attached)           19         2,555,115            1.86          134,480          713        77.85
Townhouse ..........................           18         2,262,924            1.64          125,718          757        79.90
Manufactured Home ..................            5           613,933            0.45          122,787          655        78.88
Condo High-Rise (9 stories or more)             2           315,787            0.23          157,893          776        56.38
Condo Mid-Rise (5 to 8 stories) ....            1           226,963            0.16          226,963          677        80.00
Condotel (5 to 8 stories) ..........            1           184,722            0.13          184,722          801        66.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
STATE                                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Alaska .............................            2    $      347,416            0.25%     $   173,708          636        84.46%
Alabama ............................           14         1,138,168            0.83           81,298          664        84.02
Arkansas ...........................            5           367,986            0.27           73,597          666        83.21
Arizona ............................           24         2,895,973            2.10          120,666          727        75.75
California .........................          158        39,700,658           28.85          251,270          743        71.17
Colorado ...........................           35         4,714,549            3.43          134,701          730        73.94
Connecticut ........................            6           576,169            0.42           96,028          646        77.21
Florida ............................           84        11,399,363            8.28          135,707          696        78.26
Georgia ............................           31         3,323,287            2.42          107,203          667        81.42
Hawaii .............................            1           184,722            0.13          184,722          801        66.00
Iowa ...............................            4           431,249            0.31          107,812          672        81.54
Idaho ..............................           22         2,395,850            1.74          108,902          731        77.19
Illinois ...........................           15         2,258,638            1.64          150,576          713        82.06
Indiana ............................           15         1,124,502            0.82           74,967          656        78.85
Kansas .............................            5           430,384            0.31           86,077          716        85.12
Kentucky ...........................            2           186,094            0.14           93,047          674        89.11
Louisiana ..........................           10         1,006,526            0.73          100,653          720        82.01
Massachusetts ......................            7         1,272,853            0.93          181,836          702        60.09
Maryland ...........................           13         2,873,782            2.09          221,060          711        80.54
Maine ..............................            2           264,521            0.19          132,260          768        82.24
Michigan ...........................           36         3,898,297            2.83          108,286          686        77.22
Minnesota ..........................            6           800,711            0.58          133,452          704        76.06
Missouri ...........................           16         1,206,651            0.88           75,416          687        76.07
Mississippi ........................            6           505,247            0.37           84,208          688        89.28
Montana ............................            5           670,820            0.49          134,164          637        82.10
North Carolina .....................           20         2,498,089            1.82          124,904          675        78.08
North Dakota .......................            3           250,276            0.18           83,425          754        84.87
Nebraska ...........................            5           374,484            0.27           74,897          728        79.30
New Hampshire ......................            3           426,569            0.31          142,190          725        72.79
New Jersey .........................           16         2,646,114            1.92          165,382          712        75.06
New Mexico .........................            6         1,209,395            0.88          201,566          742        68.93
Nevada .............................           12         2,337,895            1.70          194,825          723        81.90
New York ...........................           33         7,237,457            5.26          219,317          721        76.21
Ohio ...............................           22         2,310,135            1.68          105,006          728        79.80
Oklahoma ...........................            7           680,872            0.49           97,267          654        81.08
Oregon .............................           33         4,790,350            3.48          145,162          727        72.69
Pennsylvania .......................            8           645,079            0.47           80,635          702        74.27
South Carolina .....................            7           732,544            0.53          104,649          667        79.83
South Dakota .......................            1            62,945            0.05           62,945          776        69.00
Tennessee ..........................            9         1,166,849            0.85          129,650          755        86.54
Texas ..............................           87        14,461,217           10.51          166,221          704        76.18
Utah ...............................           19         3,838,690            2.79          202,036          693        74.24
Virginia ...........................           16         2,675,997            1.94          167,250          708        77.72
Vermont ............................            2           184,499            0.13           92,249          717        73.59
Washington .........................           32         3,980,267            2.89          124,383          728        75.26
Wyoming ............................            9         1,120,689            0.81          124,521          687        78.45
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

    No more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in New York and no more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside New York.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
DOCUMENTATION TYPE                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Full Documentation .................          340    $   52,290,386           38.00%     $   153,795          710        79.07%
Reduced Documentation ..............          534        85,314,439           62.00          159,765          721        73.19
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

      No more than 29.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 3.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
MORTGAGE RATES (%)                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
3.250 - 3.274 ......................            1    $       77,043            0.06%     $    77,043          433        75.00%
5.750 - 5.874 ......................            1           467,417            0.34          467,417          801        70.00
5.875 - 5.999 ......................            2           169,522            0.12           84,761          763        43.43
6.000 - 6.124 ......................           12         2,339,501            1.70          194,958          764        70.37
6.125 - 6.249 ......................           22         4,917,072            3.57          223,503          723        70.47
6.250 - 6.374 ......................           70        15,296,506           11.12          218,522          746        73.07
6.375 - 6.499 ......................          117        25,342,817           18.42          216,605          727        75.05
6.500 - 6.624 ......................          143        23,906,120           17.37          167,176          719        74.11
6.625 - 6.749 ......................           94        14,269,482           10.37          151,803          708        73.69
6.750 - 6.874 ......................          102        16,344,497           11.88          160,240          696        77.62
6.875 - 6.999 ......................           89        12,118,881            8.81          136,167          702        76.02
7.000 - 7.124 ......................           35         4,323,420            3.14          123,526          716        73.97
7.125 - 7.249 ......................           23         1,863,935            1.35           81,041          692        82.08
7.250 - 7.374 ......................           44         4,468,129            3.25          101,548          728        78.06
7.375 - 7.499 ......................           24         2,517,667            1.83          104,903          701        83.16
7.500 - 7.624 ......................           31         2,974,097            2.16           95,939          709        83.25
7.625 - 7.749 ......................           13         1,617,710            1.18          124,439          700        76.77
7.750 - 7.874 ......................           21         2,303,921            1.67          109,711          683        83.42
7.875 - 7.999 ......................           21         1,545,876            1.12           73,613          673        84.52
8.000 - 8.124 ......................            4           373,594            0.27           93,398          663        85.66
8.125 - 8.249 ......................            1            34,149            0.02           34,149          693        90.00
8.250 - 8.374 ......................            2           156,300            0.11           78,150          716        86.03
8.500 - 8.624 ......................            1            58,782            0.04           58,782          552        68.00
8.625 - 8.749 ......................            1           118,386            0.09          118,386          689        95.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.6431% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
NET MORTGAGE RATE (%)                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
5.470 ..............................            1    $      467,417            0.34%     $   467,417          801        70.00%
5.595 ..............................            2           169,522            0.12      $    84,761          763        43.43
5.720 ..............................           12         2,339,501            1.70      $   194,958          764        70.37
5.845 ..............................           22         4,917,072            3.57      $   223,503          723        70.47
5.970 ..............................           69        14,713,373           10.69      $   213,237          747        72.79
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          106    $   22,606,885           16.43%     $   213,272          745        71.76%
                                      ===========    ==============    ============

      As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans in was approximately 1.603490188%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
   100,000 or less .................          324    $   22,439,796           16.31%     $    69,259          713        75.48%
   100,001-200,000 .................          348        47,920,259           34.82          137,702          715        76.37
   200,001-300,000 .................           78        18,317,486           13.31          234,840          701        77.03
   300,001-400,000 .................           74        25,210,588           18.32          340,684          732        72.63
   400,001-500,000 .................           34        14,910,593           10.84          438,547          733        75.77
   500,001-600,000 .................           12         6,295,432            4.58          524,619          727        75.63
   600,001-700,000 .................            4         2,510,672            1.82          627,668          621        70.97
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%     $   157,443          717        75.43%
                                      ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                       NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)                  LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------
00.01-50.00 ........................           53    $    6,601,539            4.80%    $   124,557          738
50.01-55.00 ........................           22         3,072,283            2.23         139,649          778
55.01-60.00 ........................           38         6,566,739            4.77         172,809          725
60.01-65.00 ........................           31         5,825,290            4.23         187,913          742
65.01-70.00 ........................           62        10,115,178            7.35         163,148          724
70.01-75.00 ........................          109        18,851,727           13.70         172,952          713
75.01-80.00 ........................          366        63,150,365           45.89         172,542          718
80.01-85.00 ........................           40         5,674,137            4.12         141,853          679
85.01-90.00 ........................          103        11,854,794            8.62         115,095          701
90.01-95.00 ........................           48         5,651,026            4.11         117,730          681
95.01-100.00 .......................            2           241,747            0.18         120,874          723
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .          874    $  137,604,825          100.00%    $   157,443          717
                                      ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.43%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS A-P CERTIFICATES
                                                            --------------------------------------------------
                                                             0%         6%        18%         24%          30%
                                                            ----       ----      ----        ----         ----
DISTRIBUTION DATE
-----------------
April 2005.............................................     100%       100%      100%         100%         100%
April 2006.............................................      98         93        81           75           69
April 2007.............................................      97         86        65           56           47
April 2008.............................................      95         79        52           42           33
April 2009.............................................      93         73        42           31           22
April 2010.............................................      91         67        34           23           15
April 2011.............................................      89         62        27           17           11
April 2012.............................................      87         57        22           13            7
April 2013.............................................      85         52        17            9            5
April 2014.............................................      82         47        14            7            3
April 2015.............................................      80         43        11            5            2
April 2016.............................................      77         39         9            4            2
April 2017.............................................      74         35         7            3            1
April 2018.............................................      71         32         5            2            1
April 2019.............................................      68         28         4            1            *
April 2020.............................................      64         25         3            1            *
April 2021.............................................      60         22         3            1            *
April 2022.............................................      56         20         2            1            *
April 2023.............................................      52         17         1            *            *
April 2024.............................................      47         15         1            *            *
April 2025.............................................      43         12         1            *            *
April 2026.............................................      37         10         1            *            *
April 2027.............................................      32          8         *            *            *
April 2028.............................................      26          6         *            *            *
April 2029.............................................      20          4         *            *            *
April 2030.............................................      13          3         *            *            *
April 2031.............................................       6          1         *            *            *
April 2032.............................................       0          0         0            0            0
Weighted Average Life in Years** (to Maturity).........     17.0       9.9        4.6         3.4          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                       DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                         LOANS             MORTGAGE LOANS
--------------------------------------------------    ------------------    --------------------
Aggregate principal balance ......................    $    22,946,204.08    $   117,761,038.53
Weighted average mortgage rate ...................          6.1830300898%               6.7331%
Weighted average servicing fee rate...............          0.2800000000%               0.3300%
Weighted   average   original   term  to  maturity
(months) .........................................                   355                  359
Weighted average remaining term
to maturity (months) .............................                   322                  325

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
-------------------------------        ---              ---             -----           -----            -----
$255,149......................         2.3%             4.3%            10.0%           13.5%            17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        92,149    $   10,513,716        104,820    $   12,512,690        101,210    $   12,635,058
Period of Delinquency
30 to 59 days ................         1,602           192,517          2,082           244,557          2,324           289,263
60 to 89 days ................           236            28,610            372            44,459            477            64,448
90 days or more(2) ...........           307            35,045            409            44,171            516            62,039
Foreclosures Pending .........           273            32,685            446            55,203            602            81,640
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         2,418    $      288,858          3,309    $      388,390          3,919    $      497,389
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.624%            2.747%         3.157%            3.104%         3.872%            3.937%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        99,386    $   12,962,473        101,112    $   14,114,861        106,211    $   15,669,395
Period of Delinquency
30 to 59 days ................         2,147           280,302          2,182           284,482          2,032           282,672
60 to 89 days ................           488            63,986            526            70,816            409            51,071
90 days or more(2) ...........           644            84,033            696            94,223            555            70,963
Foreclosures Pending .........           769           102,671            787           103,707            747            88,396
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         4,048    $      530,992          4,191    $      553,228          3,743    $      493,102
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         4.073%            4.096%         4.145%            3.919%         3.524%            3.147%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        37,066    $    5,021,100         44,520    $    6,234,461         45,103    $    6,477,882
Period of Delinquency
30 to 59 days ................           573            83,679            742           104,823            901           131,032
60 to 89 days ................            65            11,033            118            17,904            185            29,788
90 days or more(2) ...........            77            13,377            123            17,598            165            27,231
Foreclosures Pending .........            80            12,263            113            19,378            198            34,074
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......           795    $      120,353          1,096    $      159,703          1,449    $      222,125
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.145%            2.397%         2.462%            2.562%         3.213%            3.429%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        45,867    $    6,776,784         51,824    $    8,071,748         56,271    $    9,191,522
Period of Delinquency
30 to 59 days ................           893           131,270            934           142,682            946           161,218
60 to 89 days ................           216            33,636            216            35,031            186            26,348
90 days or more(2) ...........           206            37,139            258            43,618            225            34,430
Foreclosures Pending .........           251            41,335            279            44,333            268            42,461
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         1,566    $      243,380          1,687    $      265,664          1,625    $      264,457
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         3.414%            3.591%         3.255%            3.291%         2.888%            2.877%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:48                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17(POOL # 4637) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4637
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB-1    76110G2E0   185,000,000.00  71,545,077.84     6.000000  %  2,103,804.31
CB-2    76110G2F7    13,170,000.00  13,170,000.00     6.000000  %          0.00
NB-1    76110G2G5   186,950,000.00  37,194,426.06     6.000000  %  3,234,320.38
NB-2    76110GZ46    15,158,000.00  15,158,000.00     6.000000  %          0.00
A-P     76110GZ53       793,686.86     404,108.35     0.000000  %        547.12
A-V     76110GZ61             0.00           0.00     0.336241  %          0.00
R       76110GZ79           100.00           0.00     6.000000  %          0.00
M-1     76110GZ87     9,475,500.00   9,119,367.69     6.000000  %     17,127.64
M-2     76110GZ95     4,210,800.00   4,052,539.02     6.000000  %      7,611.32
M-3     76110G2A8     2,526,500.00   2,431,542.66     6.000000  %      4,566.83
B-1     76110G2B6     1,263,300.00   1,215,819.45     6.000000  %      2,283.50
B-2     76110G2C4     1,263,300.00   1,215,819.45     6.000000  %      1,944.66
B-3     76110G2D2     1,263,305.51     984,699.48     6.000000  %          0.00

-------------------------------------------------------------------------------
                  421,074,492.37   156,491,400.00                  5,372,205.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB-1      357,725.39  2,461,529.70            0.00       0.00     69,441,273.53
CB-2       65,850.00     65,850.00            0.00       0.00     13,170,000.00
NB-1      185,972.13  3,420,292.51            0.00       0.00     33,960,105.68
NB-2       75,790.00     75,790.00            0.00       0.00     15,158,000.00
A-P             0.00        547.12            0.00       0.00        403,561.23
A-V        43,848.98     43,848.98            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        45,596.84     62,724.48            0.00       0.00      9,102,240.05
M-2        20,262.70     27,874.02            0.00       0.00      4,044,927.70
M-3        12,157.71     16,724.54            0.00       0.00      2,426,975.83
B-1         6,079.10      8,362.60            0.00       0.00      1,213,535.95
B-2         6,079.10      8,023.76            0.00       0.00      1,213,874.79
B-3             0.00          0.00            0.00       0.00        997,849.81

-------------------------------------------------------------------------------
          819,361.95  6,191,567.71            0.00       0.00    151,132,344.57
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB-1    386.730150   11.371915     1.933651    13.305566   0.000000  375.358235
CB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
NB-1    198.953870   17.300457     0.994769    18.295226   0.000000  181.653414
NB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     509.153379    0.689340     0.000000     0.689340   0.000000  508.464039
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     962.415460    1.807571     4.812077     6.619648   0.000000  960.607889
M-2     962.415460    1.807571     4.812078     6.619649   0.000000  960.607889
M-3     962.415460    1.807572     4.812076     6.619648   0.000000  960.607889
B-1     962.415456    1.807567     4.812079     6.619646   0.000000  960.607889
B-2     962.415463    1.539349     4.812079     6.351428   0.000000  960.876114
B-3     779.462665    0.000000     0.000000     0.000000   0.000000  789.872125

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       32,494.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,103.99

SUBSERVICER ADVANCES THIS MONTH                                       27,483.03
MASTER SERVICER ADVANCES THIS MONTH                                      478.84


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,709,392.56

 (B)  TWO MONTHLY PAYMENTS:                                    7     848,926.78

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     264,983.71


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        348,456.64

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     151,132,344.57

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          946

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,215.29

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,131,945.11

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       61,019.94

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.81464680 %     9.99661700 %    2.18308380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.39497280 %    10.30497054 %    2.27246610 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64138800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.60

POOL TRADING FACTOR:                                                35.89206834


Run:     04/25/05     17:48:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,407.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,132.77

SUBSERVICER ADVANCES THIS MONTH                                       14,873.00
MASTER SERVICER ADVANCES THIS MONTH                                      478.84


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,383,356.03

 (B)  TWO MONTHLY PAYMENTS:                                    6     661,240.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      83,186.81


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        144,731.14

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      92,161,291.29

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          738

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,215.29

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,002,139.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         90.09573400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.87004300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.63796657
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.20

POOL TRADING FACTOR:                                                44.20096575


Run:     04/25/05     17:48:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       13,086.94
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,971.22

SUBSERVICER ADVANCES THIS MONTH                                       12,610.03
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   1,326,036.53

 (B)  TWO MONTHLY PAYMENTS:                                    1     187,686.34

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     181,796.90


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        203,725.50

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      58,971,053.28

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          208

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,129,805.33

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       61,019.94

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.35851400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.52603200 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64673487
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.80

POOL TRADING FACTOR:                                                27.74203160

Run:        04/26/05     11:24:36                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17(POOL # 4637) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4637
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB-1    76110G2E0   185,000,000.00  69,441,273.53     6.000000  %  2,038,079.39
CB-2    76110G2F7    13,170,000.00  13,170,000.00     6.000000  %          0.00
NB-1    76110G2G5   186,950,000.00  33,960,105.68     6.000000  %  2,765,242.49
NB-2    76110GZ46    15,158,000.00  15,158,000.00     6.000000  %          0.00
A-P     76110GZ53       793,686.86     403,561.23     0.000000  %      9,807.09
A-V     76110GZ61             0.00           0.00     0.337388  %          0.00
R       76110GZ79           100.00           0.00     6.000000  %          0.00
M-1     76110GZ87     9,475,500.00   9,102,240.05     6.000000  %      9,674.04
M-2     76110GZ95     4,210,800.00   4,044,927.70     6.000000  %      4,299.03
M-3     76110G2A8     2,526,500.00   2,426,975.83     6.000000  %      2,579.44
B-1     76110G2B6     1,263,300.00   1,213,535.95     6.000000  %      1,289.77
B-2     76110G2C4     1,263,300.00   1,213,874.79     6.000000  %          0.00
B-3     76110G2D2     1,263,305.51     997,849.81     6.000000  %          0.00

-------------------------------------------------------------------------------
                  421,074,492.37   151,132,344.57                  4,830,971.25
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB-1      347,206.37  2,385,285.76            0.00       0.00     67,403,194.14
CB-2       65,850.00     65,850.00            0.00       0.00     13,170,000.00
NB-1      169,800.53  2,935,043.02            0.00       0.00     31,194,863.19
NB-2       75,790.00     75,790.00            0.00       0.00     15,158,000.00
A-P             0.00      9,807.09            0.00       0.00        393,754.14
A-V        42,491.82     42,491.82            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        45,511.20     55,185.24            0.00       0.00      9,092,566.01
M-2        20,224.64     24,523.67            0.00       0.00      4,040,628.67
M-3        12,134.88     14,714.32            0.00       0.00      2,424,396.39
B-1         6,067.68      7,357.45            0.00       0.00      1,212,246.18
B-2         5,426.14      5,426.14            0.00       0.00      1,213,874.79
B-3             0.00          0.00            0.00       0.00        995,499.14

-------------------------------------------------------------------------------
          790,503.26  5,621,474.51            0.00       0.00    146,299,022.65
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB-1    375.358235   11.016645     1.876791    12.893436   0.000000  364.341590
CB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
NB-1    181.653414   14.791348     0.908267    15.699615   0.000000  166.862066
NB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     508.464045   12.356372     0.000000    12.356372   0.000000  496.107674
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     960.607889    1.020953     4.803039     5.823992   0.000000  959.586936
M-2     960.607889    1.020953     4.803040     5.823993   0.000000  959.586936
M-3     960.607890    1.020954     4.803040     5.823994   0.000000  959.586936
B-1     960.607889    1.020953     4.803040     5.823993   0.000000  959.586936
B-2     960.876114    0.000000     4.295211     4.295211   0.000000  960.876114
B-3     789.872127    0.000000     0.000000     0.000000   0.000000  788.011400

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       31,547.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,665.78

SUBSERVICER ADVANCES THIS MONTH                                       31,631.78
MASTER SERVICER ADVANCES THIS MONTH                                      478.87


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   2,796,594.90

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,009,604.75

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      46,336.52


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        567,026.05

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     146,299,022.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          921

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,141.21

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,671,198.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.39497280 %    10.33256100 %    2.26639810 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.99210020 %    10.63410458 %    2.34509700 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64126600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.35

POOL TRADING FACTOR:                                                34.74421398


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,190.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,740.99

SUBSERVICER ADVANCES THIS MONTH                                       15,661.21
MASTER SERVICER ADVANCES THIS MONTH                                      478.87


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,580,491.42

 (B)  TWO MONTHLY PAYMENTS:                                    6     577,210.08

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        227,840.17

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      90,103,621.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          722

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,141.21

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,956,006.54

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         89.87004300 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.65059400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.63904208
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.70

POOL TRADING FACTOR:                                                43.21409836


Run:     04/26/05     11:24:36                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       12,356.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,924.79

SUBSERVICER ADVANCES THIS MONTH                                       15,970.57
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8   1,216,103.48

 (B)  TWO MONTHLY PAYMENTS:                                    3     432,394.67

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      46,336.52


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        339,185.88

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      56,195,400.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          199

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,715,192.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         83.52603200 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            82.72779800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64483131
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.00

POOL TRADING FACTOR:                                                26.43626824

Run:        04/07/05     11:24:28                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17(POOL # 4637) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4637
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB-1    76110G2E0   185,000,000.00  67,403,194.14     6.000000  %  2,972,749.76
CB-2    76110G2F7    13,170,000.00  13,170,000.00     6.000000  %          0.00
NB-1    76110G2G5   186,950,000.00  31,194,863.19     6.000000  %  2,575,939.12
NB-2    76110GZ46    15,158,000.00  15,158,000.00     6.000000  %          0.00
A-P     76110GZ53       793,686.86     393,754.14     0.000000  %     22,905.58
A-V     76110GZ61             0.00           0.00     0.337597  %          0.00
R       76110GZ79           100.00           0.00     6.000000  %          0.00
M-1     76110GZ87     9,475,500.00   9,092,566.01     6.000000  %      9,670.52
M-2     76110GZ95     4,210,800.00   4,040,628.67     6.000000  %      4,297.47
M-3     76110G2A8     2,526,500.00   2,424,396.39     6.000000  %      2,578.50
B-1     76110G2B6     1,263,300.00   1,212,246.18     6.000000  %      1,289.30
B-2     76110G2C4     1,263,300.00   1,213,874.79     6.000000  %      1,291.03
B-3     76110G2D2     1,263,305.51     995,499.14     6.000000  %        202.50

-------------------------------------------------------------------------------
                  421,074,492.37   146,299,022.65                  5,590,923.78
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB-1      337,015.97  3,309,765.73            0.00       0.00     64,430,444.38
CB-2       65,850.00     65,850.00            0.00       0.00     13,170,000.00
NB-1      155,974.32  2,731,913.44            0.00       0.00     28,618,924.07
NB-2       75,790.00     75,790.00            0.00       0.00     15,158,000.00
A-P             0.00     22,905.58            0.00       0.00        370,848.56
A-V        41,158.44     41,158.44            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        45,462.83     55,133.35            0.00       0.00      9,082,895.49
M-2        20,203.14     24,500.61            0.00       0.00      4,036,331.20
M-3        12,121.98     14,700.48            0.00       0.00      2,421,817.89
B-1         6,061.23      7,350.53            0.00       0.00      1,210,956.88
B-2         6,712.61      8,003.64            0.00       0.00      1,212,583.76
B-3         4,977.50      5,180.00            0.00       0.00        994,440.37

-------------------------------------------------------------------------------
          771,328.02  6,362,251.80            0.00       0.00    140,707,242.60
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB-1    364.341590   16.068918     1.821708    17.890626   0.000000  348.272672
CB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
NB-1    166.862066   13.778760     0.834310    14.613070   0.000000  153.083306
NB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     496.107679   28.859732     0.000000    28.859732   0.000000  467.247948
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     959.586936    1.020581     4.797935     5.818516   0.000000  958.566354
M-2     959.586935    1.020580     4.797934     5.818514   0.000000  958.566354
M-3     959.586936    1.020582     4.797934     5.818516   0.000000  958.566354
B-1     959.586935    1.020581     4.797934     5.818515   0.000000  958.566354
B-2     960.876112    1.021950     5.313552     6.335502   0.000000  959.854161
B-3     788.011403    0.160302     3.940060     4.100362   0.000000  787.173300

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:24:28                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       30,398.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,116.22

SUBSERVICER ADVANCES THIS MONTH                                       35,272.18
MASTER SERVICER ADVANCES THIS MONTH                                      478.88


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    25   3,210,352.19

 (B)  TWO MONTHLY PAYMENTS:                                    4     971,541.12

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     234,112.01


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        613,284.36

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     140,707,242.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          893

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,066.71

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,434,876.79

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         86.99210020 %    10.66280200 %    2.33878540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.49030020 %    11.04495000 %    2.43556280 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64335400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.25

POOL TRADING FACTOR:                                                33.41623517


Run:     04/07/05     11:24:28                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,756.11
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,907.91

SUBSERVICER ADVANCES THIS MONTH                                       19,305.12
MASTER SERVICER ADVANCES THIS MONTH                                      478.88


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,401,099.69

 (B)  TWO MONTHLY PAYMENTS:                                    1     243,768.59

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     189,495.51


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        227,761.96

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      87,099,640.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          703

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  74,066.71

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,905,040.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         89.65059400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            89.30705400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64360124
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.80

POOL TRADING FACTOR:                                                41.77337567


Run:     04/07/05     11:24:28                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,642.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,208.31

SUBSERVICER ADVANCES THIS MONTH                                       15,967.06
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7     809,252.50

 (B)  TWO MONTHLY PAYMENTS:                                    3     727,772.53

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      44,616.50


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        385,522.40

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      53,607,601.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          190

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,529,836.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         82.72779800 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.91074900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64295271
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.60

POOL TRADING FACTOR:                                                25.21887771

Run:        04/25/05     11:59:51                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17(POOL # 4637) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4637
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB-1    76110G2E0   185,000,000.00  64,430,444.38     6.000000  %  3,051,609.93
CB-2    76110G2F7    13,170,000.00  13,170,000.00     6.000000  %          0.00
NB-1    76110G2G5   186,950,000.00  28,618,924.07     6.000000  %  1,458,788.02
NB-2    76110GZ46    15,158,000.00  15,158,000.00     6.000000  %          0.00
A-P     76110GZ53       793,686.86     370,848.56     0.000000  %      8,835.01
A-V     76110GZ61             0.00           0.00     0.339135  %          0.00
R       76110GZ79           100.00           0.00     6.000000  %          0.00
M-1     76110GZ87     9,475,500.00   9,082,895.49     6.000000  %      9,844.97
M-2     76110GZ95     4,210,800.00   4,036,331.20     6.000000  %      4,374.98
M-3     76110G2A8     2,526,500.00   2,421,817.89     6.000000  %      2,625.01
B-1     76110G2B6     1,263,300.00   1,210,956.88     6.000000  %      1,312.56
B-2     76110G2C4     1,263,300.00   1,212,583.76     6.000000  %      1,314.32
B-3     76110G2D2     1,263,305.51     994,440.37     6.000000  %        865.24

-------------------------------------------------------------------------------
                  421,074,492.37   140,707,242.60                  4,539,570.04
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB-1      322,152.22  3,373,762.15            0.00       0.00     61,378,834.45
CB-2       65,850.00     65,850.00            0.00       0.00     13,170,000.00
NB-1      143,094.62  1,601,882.64            0.00       0.00     27,160,136.05
NB-2       75,790.00     75,790.00            0.00       0.00     15,158,000.00
A-P             0.00      8,835.01            0.00       0.00        362,013.55
A-V        39,765.64     39,765.64            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        45,414.48     55,259.45            0.00       0.00      9,073,050.52
M-2        20,181.66     24,556.64            0.00       0.00      4,031,956.22
M-3        12,109.09     14,734.10            0.00       0.00      2,419,192.88
B-1         6,054.78      7,367.34            0.00       0.00      1,209,644.32
B-2         6,062.92      7,377.24            0.00       0.00      1,211,269.44
B-3         4,972.20      5,837.44            0.00       0.00        969,008.29

-------------------------------------------------------------------------------
          741,447.61  5,281,017.65            0.00       0.00    136,143,105.72
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB-1    348.272672   16.495189     1.741363    18.236552   0.000000  331.777483
CB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
NB-1    153.083306    7.803092     0.765417     8.568509   0.000000  145.280214
NB-2   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     467.247950   11.131607     0.000000    11.131607   0.000000  456.116344
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     958.566354    1.038992     4.792832     5.831824   0.000000  957.527362
M-2     958.566355    1.038993     4.792833     5.831826   0.000000  957.527362
M-3     958.566353    1.038991     4.792832     5.831823   0.000000  957.527362
B-1     958.566355    1.038993     4.792828     5.831821   0.000000  957.527362
B-2     959.854159    1.040386     4.799272     5.839658   0.000000  958.813773
B-3     787.173303    0.684902     3.935865     4.620767   0.000000  767.041926

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,218.18
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,967.17

SUBSERVICER ADVANCES THIS MONTH                                       28,895.17
MASTER SERVICER ADVANCES THIS MONTH                                      478.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   2,149,839.45

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,586,163.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        680,083.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     136,143,105.70

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          866

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 118,420.01

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,364,750.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         86.49030020 %    11.07413700 %    2.42914360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.07013590 %    11.40285403 %    2.49660830 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64643700
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              324.22

POOL TRADING FACTOR:                                                32.33230893


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,085.68
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,827.37

SUBSERVICER ADVANCES THIS MONTH                                       12,192.96
MASTER SERVICER ADVANCES THIS MONTH                                      478.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9   1,130,252.19

 (B)  TWO MONTHLY PAYMENTS:                                    4     467,238.18

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        340,897.50

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      84,029,159.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          680

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  73,991.78

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,974,302.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         89.30705400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            88.92873000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.64326328
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.80

POOL TRADING FACTOR:                                                40.30075908


Run:     04/25/05     11:59:51                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS17 (POOL #  4637)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4637
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,132.50
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,139.80

SUBSERVICER ADVANCES THIS MONTH                                       16,702.21
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,019,587.26

 (B)  TWO MONTHLY PAYMENTS:                                    5   1,118,925.38

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        339,185.88

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      52,113,946.31

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          186

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  44,428.23

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,390,447.66

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         81.91074900 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            81.45743400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         154,892.00
      FRAUD AMOUNT AVAILABLE                            1,691,895.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,691,895.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.65155457
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.50

POOL TRADING FACTOR:                                                24.51621032